EXHIBIT 99.1

8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY:	Jeffrey I. Badgley
Chief Executive Officer

FOR IMMEDIATE RELEASE

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Eric Boyriven/Matt Steinberg
(212) 850-5600

MILLER INDUSTRIES REPORTS 2012 FOURTH QUARTER AND YEAR END RESULTS AND
INCREASES REGULAR QUARTERLY DIVIDEND

CHATTANOOGA, Tennessee, March 6, 2013 – Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the fourth quarter and year ended December 31, 2012.

For the fourth quarter of 2012, net sales were $82.4 million, compared with $109.4 million for the fourth quarter of 2011.  Results in the 2012 fourth quarter did not include any government-related orders, which represented 20.1% of sales in the year-ago period.  Net income in the fourth quarter of 2012 was $1.7 million, or $0.15 per diluted share, compared to net income of $4.9 million, or $0.43 per diluted share, in the prior year period.

Gross profit for the fourth quarter of 2012 was $9.4 million, or 11.4% of net sales, compared to $16.3 million, or 14.9% of net sales, for the fourth quarter of 2011.  For the fourth quarter of 2012, selling, general and administrative expenses were $6.6 million, or 8.0% of net sales, compared to $8.1 million, or 7.4% of net sales, in the prior year period.

Other income related to foreign currency transactions was a net gain of $15,000 in the fourth quarter of 2012 compared to a net gain of $143,000 in the fourth quarter of 2011.

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RESULTS AND INCREASES REGULAR QUARTERLY DIVIDEND

For the full year ended December 31, 2012, net sales were $342.7 million, compared to $412.7 million in the prior year period.  Results in the 2011 full-year period included sales from additional follow-on government orders to a prime contractor, which represented 26.8% of total net sales, which did not recur in the 2012 full-year period.  The Company reported full-year 2012 net income of $9.1 million, or $0.82 per diluted share, which included the previously announced income tax benefits of approximately $1.4 million in the 2012 third quarter, compared to net income of $23.0 million, or $1.92 per diluted share in the 2011 full year period.

The Company also announced that its Board of Directors has increased its quarterly cash dividend from $0.13 to $0.14 per share, payable on March 25, 2013, to shareholders of record at the close of business on March 18, 2013.

On December 27, 2012, the Company formed Delavan Automotive LLC, of which the Company has a controlling interest, for the sale of automobile transport trailers in the United States and Canada.  Production is scheduled to commence in 2013, with these trailers representing a natural extension of our existing product offering.

Jeffrey I. Badgley, CEO of the Company, stated, “We produced solid results during the fourth quarter, generating an increase relative to third quarter levels against an economic backdrop that remains soft, particularly in Europe.  Comparisons to the year ago period were challenging given the large government orders in 2011, which masked a continued moderate improvement in demand trends within our domestic commercial customer base on both a sequential and annual basis.  Our results also reflect the benefits of our continued focus on cost reduction, as we were able to produce stronger earnings from third quarter levels, excluding income tax benefits.”

        Mr. Badgley added, “We also made progress on our growth initiatives in the fourth quarter, positioning ourselves for long-term growth.  In Europe, although general economic conditions remain tough, we continued to make inroads in expanding our distribution channels, further growing our network and reaching new customers.  Furthermore, after several months of successful testing, shipments are scheduled to begin in the second quarter of 2013 under our initial purchase order with a prime contractor to the French military.  We are also pleased with the formation of Delavan Automotive LLC and the design capabilities and innovation that it will bring to the Company.  This line of automobile transport trailers represents a natural extension of our existing automobile transport product offering.  We will continue to make investments to bring new products to market that enhance our ability to meet our customers’ needs and expand our customer base.”

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MILLER INDUSTRIES REPORTS 2012 FOURTH QUARTER AND FULL-YEAR	PAGE 3
RESULTS AND INCREASES REGULAR QUARTERLY DIVIDEND

Mr. Badgley concluded, “Looking ahead to 2013, while visibility remains limited we have seen initial signs that customer sentiment is beginning to improve, and year-over-year comparisons will become more reflective of the ongoing business as previous military orders ended in the fourth quarter of 2011.  We believe our core strategy of geographic and product expansion, combined with a continued commitment to operational execution, has us poised for long-term growth.  This will continue to be supported by our solid balance sheet and strong free cash flows, which drives the creation of additional shareholder value.  Overall, assuming a continued broader economic recovery, we see opportunities for growth going forward and are confident that we have the resources and managerial capabilities to take advantage of developing opportunities in the marketplace.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet.  Management will host the call, which is scheduled for tomorrow, March 7, 2013, at 10:00 AM ET.  Listeners can access the conference call live and archived over the Internet through a link at:

http://www.videonewswire.com/event.asp?id=92359

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software.  A replay of this call will be available approximately one hour after the live call ends through March 15, 2013.  The replay number is (877) 344-7529, Passcode 10025213.

Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.

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Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology.  They include statements in this release relating to the future economic activity and demand for our products and our future revenue levels, operating results and growth initiatives, among others.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management.  These forward-looking statements are subject to a number of risks and uncertainties, including, among other things, economic and market conditions; the risks related to the general economic health of our customers; the success and timing of existing and additional export and government orders; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; changes in fuel and other transportation costs; the cyclical nature of our industry; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; and those other risks discussed in our filings with the SEC, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2012, which discussion is incorporated herein by this reference.  Such factors are not exclusive.  We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

Miller Industries, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands except per share data) (Unaudited)

	Three Months Ended December 31			Year Ended December 31
			%			%
	2012	2011	Change	2012	2011	Change
NET SALES	$82,403	$109,391	-24.7%	$342,663	$412,659	-17.0%

COSTS AND EXPENSES:

COST OF OPERATIONS	73,010	93,112	-21.6%	302,606	342,557	-11.7%

SELLING, GENERAL AND	6,620	8,084	-18.1%	27,507	31,407	-12.4%
ADMINISTRATIVE EXPENSES

INTEREST EXPENSE, NET	89	194	-54.1%	712	728	-2.2%

OTHER (INCOME) EXPENSE	(15)	(143)	-89.5%	(815)	(161)	N/A

TOTAL COSTS AND EXPENSES	79,704	101,247	-21.3%	330,010	374,531	-11.9%

INCOME BEFORE INCOME TAXES	2,699	8,144	-66.9%	12,653	38,128	-66.8%

INCOME TAX PROVISION	1,023	3,227	-68.3%	3,531	15,120	-76.6%

NET INCOME	$1,676	$4,917	-65.9%	$9,122	$23,008	-60.4%

BASIC INCOME PER COMMON SHARE	$0.15	$0.44	-65.9%	$0.82	$1.98	-58.6%

DILUTED INCOME PER COMMON SHARE	$0.15	$0.43	-65.1%	$0.82	$1.92	-57.3%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.13	$0.12	8.3%	$0.52	$0.48	8.3%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,112	11,137	-0.2%	11,068	11,600	-4.6%
DILUTED	11,274	11,417	-1.3%	11,258	11,984	-6.1%